AMENDMENT NO. 1 TO LOAN AGREEMENT

This AMENDMENT NO. 1 TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of October 30, 2025, by and between FAVO CAPITAL, INC., a Nevada corporation with its principal office at 4300 N. University Drive, Suite D-105, Lauderhill, Florida 33351 (the “Borrower”), and STEWARDS INTERNATIONAL FUNDS PCC (on behalf of the STEWARDS PRIVATE CREDIT FUND), a limited company organized under the laws of Mauritius, with its principal office at 12th Floor, Nexteracom Tower, Tower 1, Ebene, Quatre Bornes, Mauritius 72201 (the “Lender”).

RECITALS

WHEREAS, the Borrower and the Lender entered into a Loan Agreement dated September 17, 2025 (the “Loan Agreement”), pursuant to which the Borrower agreed to issue up to $50,000,000 in aggregate principal amount of unsecured, unsubordinated debt notes to the Lender;

WHEREAS, the Borrower and the Lender desire to amend the Loan Agreement to increase the aggregate principal amount of the Notes to $100,000,000 and make related adjustments to the number of Notes and Warrants, as set forth herein; and

WHEREAS, pursuant to Section 10.3 of the Loan Agreement, any amendment must be in writing and signed by both parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

2. Amendments to the Loan Agreement.

a. Amendment to Recitals. The first paragraph of the Recitals is hereby amended and restated in its entirety as follows:

“WHEREAS, the Borrower is a diversified financial services company engaged in private credit and real estate operations, and seeks to issue up to $100,000,000 in aggregate principal amount of unsecured, unsubordinated debt notes (the ‘Notes’) to the Lender, pursuant to the terms set forth in the Term Sheet dated September 9, 2025, as amended (the ‘Term Sheet’), attached as Exhibit A, for the purpose of refinancing existing debt and funding the Company’s general operational needs, including but not limited to working capital, payroll, and other ordinary course business expenses;”

b. Amendment to Section 1.1 (Definitions). The definition of “Principal Amount” in Section 1.1 is hereby amended and restated as follows:

“Principal Amount: Up to $100,000,000 in aggregate principal of the Notes, subject to the Actual Principal Amount advanced.”

c. Amendment to Section 2.1 (Commitment). Section 2.1 is hereby amended and restated in its entirety as follows:

“2.1 Commitment. Subject to the terms and conditions herein, the Lender agrees to purchase, and the Borrower agrees to issue, up to 1,000 Notes with an aggregate Principal Amount of up to $100,000,000, in one or more closings on Dealing Dates between the Opening Date and the Closing Date. The proceeds will support the Borrower’s private credit and real estate operations, including refinancing high-cost debt and funding the Company’s general operational needs, including but not limited to working capital, payroll, and other ordinary course business expenses.”

d. Amendment to Section 2.4 (Warrants). Section 2.4 is hereby amended and restated in its entirety as follows:

“2.4 Warrants. In consideration of the Actual Principal Amount advanced, the Borrower shall issue Warrants to the Lender within one (1) calendar month of the Closing Date, at a rate of one (1) Warrant per $0.76 of Actual Principal Amount, pursuant to the Warrant Agreement. Assuming the full $100,000,000 Actual Principal Amount is advanced, the Borrower shall issue up to 131,578,947 Warrants to purchase common stock of the Borrower at $0.76 per share. Warrants are exercisable only after the Maturity Date or a Liquidity Event.”

e. Amendment to Section 5.1 (Use of Proceeds). Section 5.1 is hereby amended and restated in its entirety as follows:

“5.1 Use of Proceeds. The Borrower shall use the proceeds from the issuance of the Notes solely for refinancing existing debt and funding the Company’s general operational needs, including but not limited to working capital, payroll, and other ordinary course business expenses.”

f. Amendment to Exhibit A (Term Sheet). The Term Sheet attached as Exhibit A to the Loan Agreement is hereby amended to replace the following terms under the “Issuance” section:

  Principal Amount: USD 100,000,000 (one hundred million United States Dollars)
  No. of Notes: 1,000 (one thousand notes)

3. No Other Changes. Except as expressly amended herein, all terms and conditions of the Loan Agreement shall remain in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

5. Counterparts. This Amendment may be executed in counterparts, each deemed an original, including via electronic signatures, which are binding.

6. Entire Agreement. This Amendment, together with the Loan Agreement, the Term Sheet (as amended), and the Warrant Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof, superseding all prior agreements.

(Signature Page Follows)

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

BORROWER:

FAVO CAPITAL, INC.

By: /s/ Shaun Quin
Name: Shaun Quin
Title: President

LENDER:

STEWARDS INTERNATIONAL FUNDS PCC
(on behalf of the STEWARDS PRIVATE CREDIT FUND)

By: /s/ Kowen Pareemamun
Name: Kowen Pareemamun
Title: Director

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